As filed with the Securities and Exchange Commission on December 23, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UnitedHealth Group Incorporated

(Exact name of registrant as specified in its charter)

Minnesota	41-1321939
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

UnitedHealth Group Center 9900 Bren Road East Minnetonka, Minnesota	55343
(Address of Principal Executive Offices)	(Zip Code)

UNITEDHEALTH GROUP EXECUTIVE SAVINGS PLAN

(Full title of the plan)

Christopher J. Walsh

Executive Vice President and General Counsel

UnitedHealth Group Center

9900 Bren Road East

Minnetonka, Minnesota 55343

(Name and address of agent for service)

(952) 936-1300

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price (2)	Amount of registration fee
Deferred Compensation Obligations (1)	$150,000,000	100%	$150,000,000	$10,695

(1)	The Deferred Compensation Obligations are unsecured obligations of UnitedHealth Group Incorporated to pay deferred compensation in the future in accordance with the terms of the UnitedHealth Group Executive Savings Plan.
(2)	Computed in accordance with Rule 457(h) under the Securities Act of l933, as amended, solely for the purpose of calculating the registration fee.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by UnitedHealth Group Incorporated (the “Company”) to register $150,000,000 of additional Deferred Compensation Obligations to be offered pursuant to the UnitedHealth Group Executive Savings Plan (the “Plan”), and consists of only those items required by General Instruction E to Form S-8. The Registration Statement on Form S-8 relating to the Plan, previously filed with the Securities and Exchange Commission (the “SEC”) on March 14, 2005 (File No. 333-123306), is incorporated by reference herein.

2

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed with the SEC by the Company, are incorporated by reference in this registration statement (excluding any documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(a) The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009;

(b) The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010, and September 30, 2010; and

(c) The Company’s Current Reports on Form 8-K filed on January 6, 2010, January 25, 2010, February 4, 2010, February 8, 2010, May 28, 2010, August 2, 2010, October 25, 2010 and December 15, 2010.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with SEC rules shall not be deemed incorporated by reference in this registration statement. Any statement contained herein or in a document incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this registration statement.

Item 5.	Interests of Named Experts and Counsel.

Dannette L. Smith, Deputy General Counsel of the Company, who is passing on the validity of the obligations offered pursuant to the Plan, is a full-time employee of the Company and owns shares of the Company’s common stock and is eligible to participate in various employee benefit plans, including the Plan.

Item 6.	Indemnification of Directors and Officers.

Section 302A.521 of the Minnesota Business Corporation Act provides that a corporation shall indemnify any person who is made or is threatened to be made a party to any proceeding by reason of the former or present official capacity (as defined) of such person against judgments, penalties, fines (including, without limitation, excise taxes assessed against such person with respect to any employee benefit plan), settlements and reasonable expenses, including attorneys’ fees and disbursements, incurred by such person in connection with the proceeding if, with respect to the acts or omissions of such person complained of in the proceeding, such person: (1) has not been indemnified therefor by another organization or employee benefit plan; (2) acted in good faith; (3) received no improper personal benefit and Section 302A.255 (with respect to director conflicts of interest), if applicable, has been satisfied; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) reasonably believed that the conduct was in the best interests of the corporation in the case of acts or omissions in such person’s official capacity for the corporation or reasonably believed that the conduct was not opposed to the best interests of the corporation in the case of acts or omissions in such person’s official capacity for other affiliated organizations. “Proceeding” means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of the corporation.

Article 7 of the Company’s Third Restated Articles of Incorporation, as amended to date, provides that, to the fullest extent permissible under the Minnesota Business Corporation Act, the Company’s directors shall not be liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director.

Section 9.01 of the Company’s Fourth Amended and Restated Bylaws provides that the Company shall indemnify and advance expenses of its officers and directors under such circumstances and to the extent required or permitted by Section 302A.521 of the Minnesota Business Corporation Act, as now enacted or hereafter amended.

The Company maintains directors’ and officers’ liability insurance which covers certain liabilities and expenses of the Company’s directors and officers and covers the Company for reimbursement of payments to the Company’s directors and officers in respect of such liabilities and expenses.

Item 8.	Exhibits.

Number	Description

5.1	Opinion of Dannette L. Smith, the Company’s Deputy General Counsel.

23.1	Consent of Dannette L. Smith, the Company’s Deputy General Counsel (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP.

24.1	Power of Attorney.

99.1	UnitedHealth Group Executive Savings Plan (2004 Statement) (incorporated by reference to Exhibit 10(e) of the Company’s Annual Report on Form 10-K for the year ended December 31, 2003).

99.2	First Amendment to UnitedHealth Group Executive Savings Plan (2004 Statement) (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K dated October 31, 2006).

99.3	Second Amendment to UnitedHealth Group Executive Savings Plan (2004 Statement) (incorporated by reference to Exhibit 10.13 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007).

99.4	Third Amendment to UnitedHealth Group Executive Savings Plan (2004 Statement) (incorporated by reference to Exhibit 10.17 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008).

99.5	Fourth Amendment to UnitedHealth Group Executive Savings Plan (2004 Statement) (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010).

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on December 22, 2010.

UNITEDHEALTH GROUP INCORPORATED

By:	/S/ STEPHEN J. HEMSLEY
Stephen J. Hemsley
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 22, 2010.

Signature	Title

/S/ STEPHEN J. HEMSLEY	Director, President and Chief Executive Officer
Stephen J. Hemsley	(principal executive officer)

/S/ GEORGE L. MIKAN III	Executive Vice President and Chief Financial Officer
George L. Mikan III	(principal financial officer)

/S/ ERIC S. RANGEN	Senior Vice President and Chief Accounting Officer
Eric S. Rangen	(principal accounting officer)

*
William C. Ballard, Jr.	Director

*
Richard T. Burke	Director

*
Robert J. Darretta	Director

*
Michele J. Hooper	Director

*
Douglas W. Leatherdale	Director

*
Glenn M. Renwick	Director

Signature	Title

*
Kenneth I. Shine	Director

*	Director
Gail R. Wilensky, Ph.D.

*	The undersigned, by signing his name hereto, does hereby execute this registration statement on behalf of the directors of UnitedHealth Group Incorporated listed above pursuant to the Power of Attorney filed herewith as Exhibit 24.1.

By:	/S/ DANNETTE L. SMITH
Dannette L. Smith
As Attorney-In-Fact

EXHIBIT INDEX

Number	Description

5.1	Opinion of Dannette L. Smith, the Company’s Deputy General Counsel.

23.1	Consent of Dannette L. Smith, the Company’s Deputy General Counsel (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP.

24.1	Power of Attorney.

99.1	UnitedHealth Group Executive Savings Plan (2004 Statement) (incorporated by reference to Exhibit 10(e) of the Company’s Annual Report on Form 10-K for the year ended December 31, 2003).

99.2	First Amendment to UnitedHealth Group Executive Savings Plan (2004 Statement) (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K dated October 31, 2006).

99.3	Second Amendment to UnitedHealth Group Executive Savings Plan (2004 Statement) (incorporated by reference to Exhibit 10.13 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007).

99.4	Third Amendment to UnitedHealth Group Executive Savings Plan (2004 Statement) (incorporated by reference to Exhibit 10.17 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008).

99.5	Fourth Amendment to UnitedHealth Group Executive Savings Plan (2004 Statement) (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010).